=================================================================
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) April 16, 1999



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

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Item 5.  Other Events

     On April 16, 1999, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated April 16, 1999, regarding first quarter 1999 earnings and a regular quarterly dividend.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NORTH BANCSHARES, INC.
                                           (Registrant)



Date:    April 16, 1999               /S/ Joseph A. Graber
                                      ----------------------
                                      Joseph A. Graber
                                      President and Chief Executive Officer


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                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATELY

         Joseph A. Graber or Victor E. Caputo
         (312) 664-4320


                       NORTH BANCSHARES ANNOUNCES
               FIRST QUARTER EARNINGS PER SHARE INCREASES 17%
                  FIRST QUARTER NET INCOME INCREASES 14%
                       QUARTERLY DIVIDEND DECLARED


     CHICAGO, IL, APRIL 16, 1999, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced diluted earnings per share of $.14 for the quarter ended March 31, 1999, an improvement of $.02 per share or 17%, from $.12 per share for the quarter ended March 31, 1998. Net income for the quarter ended March 31, 1999 amounted to $176,000, an increase of $21,000 or 14%, from $155,000 for the quarter ended March 31, 1998. The improvement in earnings per share is primarily related to a $91,000 reduction in non-interest expenses, partially offset by a $44,000 decrease in net interest income and an increase of $37,000 in income tax expense. In addition, there was a decrease in the average number of outstanding shares.

    Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on May 14, 1999 to stockholders of record as of April 30, 1999.

     Net interest income was $865,000 for the quarter ended March 31, 1999, compared with $909,000 for the quarter ended March 31, 1998. The decrease is primarily attributable to a decrease in the net interest margin to 2.82% for the quarter ended March 31, 1999, compared with 3.07% for the quarter ended March 31, 1998. The decline in net interest margin was due primarily to prepayments of higher yielding mortgage loans during 1998 and the first quarter of 1999, resulting in a lower yield on average interest-earning assets ,partially offset by lower certificate of deposit interest rates and lower borrowing costs.

     Non-interest income amounted to $114,000 for the quarter ended March 31, 1999, compared with $103,000 for the quarter ended March 31, 1998. Fees and service charges increased by $18,000 to $77,000 for the quarter ended March 31, 1999 from $59,000 for the quarter ended March 31, 1998. The improvement in fees and service charges was primarily due to an increase in the total number of transaction accounts that produce fee income and an increase in the fee structure for money market and checking accounts.

     Non-interest expense decreased by $91,000, or 11.4%, to $708,000 for the quarter ended March 31, 1999, compared with $798,000 for the quarter ended March 31, 1998. The improvement was primarily attributable to a $52,000 decrease in compensation and benefits expense and a $32,000 reduction in professional fees.

     Income tax expense amounted to $95,000 for the quarter ended March 31, 1999, compared with $58,000 for the quarter ended March 31, 1998. The effective tax rate amounted to 35.1% for the quarter ended March 31, 1999, compared with 27.2%% for the quarter ended March 31, 1998. The increase is primarily due to increased income before taxes in 1999 and the offset of capital loss carryforwards against capital gains recorded in 1998.

     Net loans receivable totaled $82.8 at March 31, 1999 compared with $82.1 million at December 31, 1998. The $700,000 increase was due primarily to the purchase of a $1.0 million participation loan on a combination multi-family and commercial property. At March 31, 1999, the Bank had $6.1 million in loan applications pending approval or closing and $603,000 in outstanding equity lines of credit.
<PAGE 6>

     Mortgage-backed securities available for sale amounted to $14.4 million at March 31, 1999, compared with $10.9 million at December 31, 1998. The increase was due primarily to the reclassification of $4.5 million mortgage-backed securities that were previously classifed held to maturity, due to the adoption of SFAS 133.

     Total deposits amounted to $74.7 at March 31, 1999 compared with $76.2 million at December 31, 1998. The $1.5 million decrease was primarily attributable to a $3.1 decrease in certificates of deposit. The majority of the certificates withdrawn were accounts that had been paid a bonus rate of interest and would have renewed at lower rates. These withdrawals were partially offset by a $1.5 increase in checking and money market accounts.

     Borrowed funds increased $3.0 million to $37.1 million at March 31, 1999 from $34.1 million at December 31, 1998. The additional funds were used to offset the withdrawal of certificates of deposit described above.

     Stockholders' equity was $13.0 million at March 31, 1999, compared with $13.3 million at December 31, 1998. The decrease was primarily attributable to a $231,000 increase in accumulated other comprehensive loss. Retained earnings increased to $11.2 million at March 31, 1999, compared with $11.1 million at December 31, 1998, due to net income of $176,000, which was partially offset by $139,000 in dividend payments for the quarter.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "We are very pleased with our first quarter results. The restructuring of our loan portfolio to incorporate more higher yielding investor property loans during the past year, accompanied by a reduction in our cost of funds, has helped to partially offset the effects of an extremely high level of loan prepayments we experinced during 1998 and during this first quarter of 1999." He added, "We have been able to reduce our non-interest expenses by 11.4%, while increasing our non-interest income by 10.7%, when comapred with the first quarter of 1998. We anticipate quarter to quarter improvement in earnings per share throughout the year. Our 1999 annualized return on equity is 5.34%, a 44% improvement over our 1998 return on equity of 3.70%."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette, IL. For 42 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce and the Human Capital Council. Further information is available on our website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result" , "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                      (FINANCIAL STATEMENTS ATTACHED)


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                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)


ASSETS                                       MARCH 31, 1999   DEC 31, 1998
--------------------------------------------------------------------------
Cash and due from banks                           $   971       $   810
Interest-bearing deposits                           2,047         2,413
Federal funds sold                                  4,344         5,722
Investment in dollar denominated mutual funds       2,286           801
-------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                  9,648         9,746

Investment securities available for sale           16,393        14,880
Mortgage-backed securities held to maturity           ---         4,478
Mortgage-backed securities available for sale      14,436        10,884
Stock in Federal Home Loan Bank of Chicago          1,855         1,705
Loans receivable, net of allowance for loan
 losses of $214 at March 31, 1999 and at
 December 31, 1998                                 82,771        82,123
Accrued interest receivable                           801           849
Premises and equipment, net                         1,013         1,021
Other assets                                          164           146
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $127,081      $125,832
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 74,681       $76,222
Borrowed funds                                     37,100        34,100
Advance payments by borrowers for
 taxes and insurance                                  666         1,036
Accrued interest payable and other liabilities      1,619         1,152
------------------------------------------------------------------------
   TOTAL LIABILITIES                              114,066       112,510
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,105 shares             19            19
Additional paid-in capital                         13,394        13,437
Retained earnings, substantially restricted        11,165        11,127
Treasury stock at cost (661,990 shares at
 March 31, 1999 and 651,182 shares at
 December 31, 1998)                               (10,762)      (10,664)
Accumulated other comprehensive loss                 (384)         (153)
Common stock acquired by Employee Stock
 Ownership Plan                                      (417)         (444)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      13,015        13,322
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $127,081      $125,832
========================================================================


<PAGE 8>



                          NORTH BANCSHARES, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          THREE MONTHS ENDED
                                                                MARCH 31,
                                                          1998          1997
------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                       $1,528        $1,494
  Interest-bearing deposits and federal funds sold           80           116
  Investment securities available for sale                  252           383
  Mortgage-backed securities held to maturity                 -            96
  Mortgage-backed securities available for sale             230             -
  Investment in mutual funds                                 13            31
  Dividends on FHLB stock                                    29            29
------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                     2,132         2,149
------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                          797           819
  Borrowed funds                                            470           421
------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                    1,267         1,240
--------------------------------------------------------------------------------
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES      865           909
PROVISION FOR LOAN LOSSES                                     -             -
--------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES       865           909
--------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities
   available for sale                                        33            40
  Fees and service charges                                   77            59
  Other                                                       4             4
--------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                   114           103
--------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                 400           452
  Occupancy expense                                         112           125
  Professional fees                                          43            75
  Data processing                                            51            47
  Advertising and promotion                                  23            25
  Federal deposit insurance premium                           9            12
  Other                                                      70            63
-------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                  708           799
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                  271           213
INCOME TAX EXPENSE                                           95            58
--------------------------------------------------------------------------------
NET INCOME                                                $ 176         $ 155
================================================================================

EARNINGS PER SHARE:
  Basic                                                     .15           .12
  Diluted                                                   .14           .12
================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                               1,204,652     1,272,779
  Diluted                                             1,252,295     1,341,510
================================================================================


<PAGE 9>


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                    1999          1998
                                                    ------------------

PERFORMANCE RATIOS:
--------------------------------------------------------------------------
  Return on assets (ratio of net income
   to average total assets) (1)                      0.56%        0.51%

  Interest Rate Spread Information:

  Average during period (1)                          2.29        2.41
  End of period (1)                                  2.38        2.55
  Net interest margin (1)                            2.82        3.07
  Ratio of operating expenses to average assets (1)  2.25        2.63
  Ratio of average interest-earning assets
   to average interest-bearing liabilities         112.72      115.81
------------------------------------------------------------------------------

                                                   MARCH 31, 1999  DECEMBER 31, 1998
ASSET QUALITY RATIOS:
---------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.02                0.00
  Allowance for loan losses to non-performing loans       891.67              891.67
  Allowance for loan losses to loans receivable             0.26                0.26

CAPITAL RATIOS:
---------------------------------------------------------------------------------------
  Stockholders' equity to total assets                     10.24               10.46
  Average Stockholders' equity to average assets           10.44               11.18
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            5.35                3.70
  Shares outstanding-actual                            1,252,085           1,262,893
  Book value per share                                     10.39               10.42
----------------------------------------------------------------------------------------
Number of full service offices                               2                   2

  (1) Annualized for the three month periods presented.